UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2005 (August 1, 2005)
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number:  001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1333 Butterfield Road, Suite 490 Downers Grove, Illinois	60515

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   (630) 512-0592
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Other Events
Effective August 1, 2005, TreeHouse Foods, Inc. (the “Company”) adopted the TreeHouse Foods, Inc. Executive Deferred Compensation Plan (the “Plan”). The Plan is a non-qualified deferred compensation plan for eligible employees of the Company and is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, which was implemented under the American Jobs Creation Act of 2004. Eligible employees are those individuals selected by the Compensation Committee of the Board of Directors of the Company from among a group of management or highly compensated employees of the Company and its affiliates.
Under the Plan, eligible individuals may elect to defer a portion of their annual compensation, up to a maximum amount established by the Compensation Committee. A participant in the Plan may elect distribution of his or her deferred compensation by either a lump sum cash payment or installment payments for a period of five or ten years.
The foregoing is only intended to be a summary description of certain terms of the Plan and is not intended to be a complete discussion of the Plan. The foregoing is qualified by the full text of the Plan, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit	Exhibit
Number	Description
10.1	TreeHouse Foods, Inc. Executive Deferred Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: August 3, 2005	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
10.1	TreeHouse Foods, Inc. Executive Deferred Compensation Plan